Exhibit 99.3


                             PEOPLES BANCORP, M.H.C.
                            134 Franklin Corner Road
                         Lawrenceville, New Jersey 08648
                                 (609) 844-3106

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                        To be Held On _____________, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of members (the "Special Meeting") of Peoples Bancorp, M.H.C. (the "Mutual Holding Company") will be held at _____________________________________ ___________________, located at
_____________________________________________, at ____ __.m., New Jersey time on
____________, 1998. As of the date hereof, the Mutual Holding Company holds no material assets other than 5,796,000, or approximately 64.1%, of the outstanding shares of common stock ("Mid-Tier Common Stock") of Peoples Bancorp, Inc. (the "Mid-Tier Holding Company"), which owns no material assets other than the 100% of outstanding shares of Trenton Savings Bank FSB (the "Bank") a federal savings bank.

         A Proxy Statement and Proxy Card(s) are enclosed. The Special Meeting is for the purpose of considering and voting upon:

         A Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) Trenton Savings Bank ("the Bank") will establish Peoples Bancorp, Inc. (the "Company") as a first-tier Delaware chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company;
         (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Bank Common Stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined herein; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering; and

         Such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

         The Board of Directors has fixed ____________, 1998 (the "Voting Record Date") as the record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Mutual Holding Company (i.e., depositors of the Bank) as of the Voting Record Date who continue to be members on the date of the Special Meeting or any adjournment thereof will be entitled to vote at the Special Meeting. The following Proxy Statement is a summary of information about the Bank and the proposals to be voted on at the Special Meeting. A more detailed description of the Mid-Tier Holding Company, Mutual Holding Company, the Company, the Bank and the proposal to be voted on at the Special Meeting is included in the Prospectus that you are receiving herewith and which is incorporated into the Proxy
Statement by reference. Upon written request addressed to the Secretary of the Mutual Holding Company at the address given above, members may obtain an additional copy of the Prospectus, and/or a copy of the Plan and exhibits thereto, including the Certificate of Incorporation and the Bylaws of the Company. In order to assure timely receipt of the additional copy of the Prospectus and/or the Plan, the written request should be received by the Bank by _______________, 1998.

                                          By Order of the Board of Directors



                                          Robert C. Hollenbeck
                                          Corporate Secretary

Lawrenceville, New Jersey
________________, 1998

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE. PROXY CARDS MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE SPECIAL MEETING. RETURNING PROXY CARDS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

               YOUR VOTE IS VERY IMPORTANT. A FAILURE TO VOTE WILL
                HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

                                 PROXY STATEMENT
                             PEOPLES BANCORP, M.H.C.
                            134 Franklin Corner Road
                         Lawrenceville, New Jersey 08648
                                 (609) 844-3106

                           Special Meeting of Members
                        To be Held on _____________, 1998

                                  INTRODUCTION

         This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Peoples Bancorp, M.H.C. (the "Mutual Holding Company") of proxies to be voted at the Special Meeting of Members of the Mutual Holding Company (the "Special Meeting") to be held at
_______________________________                    located                    at
______________________________________, New Jersey, on _______________, 1998, at
____ __.m., New Jersey time and at any adjournments thereof. As of the date hereof, the Mutual Holding Company holds no material assets other than 5,796,000, or approximately 64.1%, of the outstanding shares of common stock ("Mid-Tier Common Stock") of Peoples Bancorp, Inc. (the "Mid-Tier Holding Company"), which owns no material assets other than the 100% of outstanding shares of Trenton Savings Bank FSB (the "Bank") a federal savings bank. The Special Meeting is for the purpose of considering and acting upon a Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) Trenton Savings Bank ("the Bank") will establish Peoples Bancorp, Inc. (the "Company") as a first-tier Delaware chartered corporation subsidiary;
(ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Bank Common Stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined herein; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering.

         A more detailed description of the Mutual Holding Company, the Company, the Bank and the proposal to be voted on at the Special Meeting is included in the Prospectus that you are receiving herewith. Upon written request addressed to the Secretary of the Mutual Holding Company at the address given above, members may obtain an additional copy of the Prospectus, and/or a copy of the Plan of Conversion and exhibits thereto, including the Certificate of Incorporation and the Bylaws of the Company. In order to assure timely receipt of the additional copy of the Prospectus and/or the Plan, the written request should be received by the Mutual Holding Company by _____________, 1998.

         Voting in favor of the Plan of Conversion will not obligate any person to purchase Subscription Shares. Subscription Shares are being offered only through the Prospectus.

                VOTING SECURITIES AND VOTES REQUIRED FOR APPROVAL

         The Board of Directors of the Mutual Holding Company has fixed _____________, 1998 as the voting record date (the "Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting. All of the Bank's depositors (i.e., members of the Mutual Holding Company) as of the close of business on

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



the Voting Record Date who continue to be members on the date of the Special Meeting or any adjournment thereof will be entitled to vote at the Special Meeting or such adjournment.

         Each member will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of their deposit accounts in the Bank as of the Voting Record Date. No member may cast more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his or her own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast an additional 1,000 votes for the joint account.

         Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the Members of the Mutual Holding Company as of the close of business on the Voting Record Date and (2) the approval of the holders of at least two-thirds of the outstanding shares of the Mid- Tier Common Stock at a special meeting of Stockholders called for the purpose of considering the Plan (the "Stock Holders' Meeting"). In addition, the Mid-Tier Holding Company and the Mutual Holding Company have conditioned the consummation of the Conversion on the approval of the Plan of Conversion by the holders of at least a majority of the votes cast, in person or by proxy, by the holders of Mid-Tier Common Stock excluding the Mutual Holding Company (the "Minority Stockholders") at the Stockholders' Meeting. As of the Voting Record Date for the Special Meeting, the Mutual Holding Company had depositor members who are entitled to cast a total of _________ votes.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Keogh trusts established at the Bank, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to the Bank.

                                     PROXIES

         Enclosed is a proxy which may be used by a member to vote on the Plan of Conversion. All properly executed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such signed proxies returned by members will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, all proxies will be voted on such matters by such proxy holders in accordance with the directions of the Board of Directors. Management is not aware of any other business to be presented at the Special Meeting. A proxy may be revoked at any time before it is voted by written notice to the Secretary of the Mutual Holding Company, by submitting a later-dated proxy, or by attending and voting in person at the Special Meeting. The proxies being solicited are for use only at the Special Meeting and at any and all adjournments thereof, and will not be used for any other meeting.

         To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Mutual Holding Company and/or the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Mutual Holding Company and/or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses incurred in connection with such solicitation. The Mutual Holding Company and/or the Bank have not retained a proxy solicitation firm to provide advisory services in connection with the solicitation of proxies, although Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the broker-dealers retained to assist in the marketing of the Company's Common Stock, have also agreed to assist in the proxy solicitations. FBR will receive compensation for their services as described in the section of the Prospectus titled "The Conversion--Plan of Distribution and Selling Commissions." The Bank will bear all costs of this solicitation.


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


         THE BOARD OF DIRECTORS OF THE MUTUAL HOLDING COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE, EVEN IF YOU DO NOT INTEND TO PURCHASE SUBSCRIPTION SHARES.

         THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE MUTUAL HOLDING COMPANY'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

                 PROPOSAL -- APPROVAL OF THE PLAN OF CONVERSION

         All persons receiving this proxy are also being given a prospectus (the "Prospectus") that describes the Conversion. The Prospectus, in its entirety, is incorporated herein and made a part hereof. Although the Prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase the common stock offered thereby. The Mutual Holding Company urges you to carefully read the Prospectus prior to voting on the proposal to be presented at the Special Meeting.

                              REVIEW OF OTS ACTION

         Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C. ss.1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the Mutual Holding Company's members to vote on the Plan of Conversion described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         The Prospectus contains audited consolidated financial statements of the Mid-Tier Holding Company and its subsidiaries, including statements of operations for the past three years; management's discussion and analysis; a description of lending, savings, investment, and borrowing activities; information concerning the Bank's subsidiaries; remuneration and other benefits of directors and officers; further information about the business and financial condition of the Bank; and additional information about the Conversion, and the Subscription and Community Offerings. The Plan sets forth the terms, conditions and provisions of the proposed Conversion. The proposed Certificate of Incorporation and Bylaws of the Company are exhibits to the Plan. The Order Form is the means by which an order for the subscription and purchase of shares is placed.



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



         If you would like to receive an additional copy of the Prospectus, or a copy of the Plan of Conversion and the Certificate of Incorporation and Bylaws of the Company, you must request such materials in writing, addressed to the Bank's secretary at the Bank's address given above. Such requests must be received by the Bank no later than ________________, 1998. Requesting such materials does not obligate you to purchase shares. If the Bank does not receive your request by ________________, 1998, you will not be entitled to have such materials mailed to you.

                                         By Order of the Board of Directors



                                         Robert C. Hollenbeck
                                         Corporate Secretary

Lawrenceville, New Jersey
______________, 1998

         YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN OF CONVERSION.

         THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUBSCRIPTION SHARES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.


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



                                 REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             PEOPLES BANCORP, M.H.C.

                        FOR A SPECIAL MEETING OF MEMBERS
                     TO BE HELD ON __________________, 1998



         The undersigned members of People Bancorp, M.H.C. (the "Mutual Holding Company"), hereby appoint the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of Peoples Bancorp, M.H.C. to be held at
__________________________________________               located              at
___________________________________________,  on  _____________,  1998,  at ____
_.m., New Jersey time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

                                        FOR      AGAINST
                                        [ ]        [ ]


A Plan of Conversion and Reorganization (the "Plan" or the "Plan of Conversion") pursuant to which (i) Trenton Savings Bank ("the Bank") will establish Peoples Bancorp, Inc. (the "Company") as a first-tier Delaware chartered corporation subsidiary; (ii) the Company will charter an interim federal association ("Interim"); (iii) the Mutual Holding Company will merge with and into the Mid-Tier Holding Company, shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled and certain depositors of the Bank will receive an interest in a liquidation account of the Mid-Tier Holding Company in exchange for such persons' interest in the Mutual Holding Company; (iv) the Mid-Tier Holding Company will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity and stockholders of the Mid-Tier Holding Company other than the Mutual Holding Company ("Minority Stockholders") will constructively receive shares of Bank Common Stock in exchange for their Mid-Tier Common Stock and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mid-Tier Holding Company; (v) contemporaneously with the Mid-Tier Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") and Minority Stockholders will exchange the shares of Bank Common Stock that they constructively received in the Mid-Tier Merger for the Company's common stock pursuant to the "Exchange Ratio" as defined herein; and (vi) contemporaneously with the Bank Merger, the Company will offer for sale shares of common stock in a subscription offering.


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



         Such other business as may properly come before the Special Meeting of any adjournment thereof.

         NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.



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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

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


                  THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS
                       STATED IF NO CHOICE IS MADE HEREON


         Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Peoples Bancorp, M.H.C. at said Special Meeting the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Meeting of Members and a Proxy Statement dated _____________, 1998, prior to the execution of this Proxy.



------------------------------------
                    Date



------------------------------------
                  Signature



NOTE:  Only one signature is required
       in the case of a joint account.



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                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
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